UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 29, 2007

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2007, Senesco Technologies, Inc., referred to herein as the company, entered into a binding Securities Purchase Agreement with Stanford Venture Capital Holdings, Inc. to sell up to $5,000,000 of secured convertible debentures, referred to herein as the convertible debentures, and accompanying warrants.  The convertible debentures convert into the company’s common stock at a fixed price of $0.90 per share subject to certain adjustments, referred to herein as the fixed conversion price, for a period of two years immediately following the signing date, provided that the company has achieved certain milestones by January 31, 2008. After the second anniversary of the signing date, or if the company does not achieve certain milestones by January 31, 2008, the convertible debentures may convert into shares of the company’s common stock at the lower of the fixed conversion price or 80% of the lowest daily volume-weighted average price, referred to herein as the VWAP, of the common stock during the five trading days prior to the conversion date, referred to herein as the market conversion price. The maturity date of each of the convertible debentures is December 31, 2010.  Currently, at the fixed conversion price, the number of shares of common stock issuable upon conversion of the convertible debentures and exercise of warrants represents, in the aggregate, 13,888,888 shares.  The financing is subject to approval by the American Stock Exchange, referred to herein as AMEX.  Pursuant to the Securities Purchase Agreement, the Company will issue and sell to Stanford Venture Capital Holdings, Inc. subject to AMEX approval and the other closing conditions set forth in the Securities Purchase Agreement:

(1) a convertible debenture in the amount of $2,000,000 and warrants within two business days of the later of (a) the date stockholders approve the transaction or (b) the date that the initial registration statement relating to the YA Global financing is filed with the SEC;

(2) a convertible debenture in the amount of $1,500,000 on the date the Company enters into a supply agreement with a third party manufacturer for sufficient quantity and quality of nano-particle for encapsulation of Factor 5A gene to be used in toxicology and proof of concept human studies under a United States Food and Drug Administration, referred to herein as FDA, accepted Investigational New Drug application, referred to herein as IND application.

(3) a convertible debenture in the amount of $1,500,000 on the date the Company enters into a supply agreement with a third party manufacturer to provide sufficient quantity and quality of Factor 5A DNA to carry out toxicology and proof of concept human studies under a FDA accepted IND application.

Pursuant to the Securities Purchase Agreement, the convertible debentures and warrants will be subject to a maximum cap of 31,888,888 on the number of shares of common stock that can be issued upon the conversion of the convertible debentures and the exercise of the warrants.

The convertible debentures accrue interest on their outstanding principal balances at an annual rate of 8%.  The company has the option to pay interest in cash or, upon certain conditions, common stock.  If the company pays interest in common stock, the stock will be valued at a 10% discount to the average daily VWAP for the five day trading period prior to the interest payment date, referred to herein as interest shares.

At the company’s option, it can redeem a portion of, or all of, the principal owed under the convertible debentures by providing an investor with at least 30 business days’ written notice; provided that, at the time of receipt of the notice, either: (A)(i) the VWAP of the common stock exceeds 130% of the fixed conversion price for at least 20 of 30 prior trading days and (ii) there is an effective registration statement for the resale of the common stock that will be issued under the redemption or (B) it redeems a portion, or all, of the principal owed at a 20% premium above the principal then outstanding and any accrued interest thereupon.  If the company redeems all or any of the principal outstanding under the convertible debentures, it will pay an amount equal to the principal being redeemed plus accrued interest.

If there is an effective registration statement for the resale of the shares underlying the convertible debentures or if such shares become 144(K) eligible, the company will have the option to force an investor to convert 50% and 100% of its then-outstanding convertible debentures if its common stock price exceeds 150% and 175% of the fixed conversion price, respectively, for any 20 out of 30 trading days; provided that such forced conversion meets certain conditions, referred to herein as the call option.  If the company exercises its call option prior to the third anniversary of the signing date, it will issue additional warrants to the investor equal to 50% of the number of shares underlying the convertible debenture subject to the forced conversion.  These warrants will be exercisable at the fixed conversion price and will have the same maturity as the other warrants issued under the private placement transaction.

The company’s obligations under the convertible debentures are secured by all of its and its subsidiary’s assets and intellectual property, as evidenced by the Security Agreement and the Patent Security Agreement, to be executed by the first closing.

Stanford Venture Capital Holdings, Inc. and the placement agent will be issued warrants to purchase the company’s common stock, exercisable six months and one day from the date of issuance until their expiration on the date that is five years from the date of issuance.  The warrants for Stanford Venture Capital Holdings, Inc. represent the right to purchase the aggregate of 8,333,333 shares of the company’s common stock. The warrants will be issued in two series.  The exercise price of the Series A warrants is $1.01 per share, and the exercise price of the Series B warrants is $0.90 per share, subject to certain adjustments.  The warrants provide a right of cashless exercise if, at the time of exercise, there is no effective registration statement registering the resale of the shares underlying the warrants.

The conversion rate of each convertible debenture and the exercise price of the warrants are subject to adjustment for certain events, including dividends, stock splits, combinations and the sale of the company’s common stock or securities convertible into or exercisable for the company’s common stock at a price less than the then applicable conversion or exercise price.

The investor has a right of first refusal on any future funding that involves the issuance of the company’s capital stock for so long as a portion of the convertible debentures is outstanding.

Under the Registration Rights Agreement, the company has agreed to file an initial registration statement with the SEC to register the resale of common stock issuable in this private placement transaction (including interest shares), referred to herein as the registrable shares, within 30 days of the earlier of (i) the date that all of the shares of common stock underlying the securities issued to YA Global Investments, L.P. (“YA Global”) have been registered or sold, or (ii) such earlier date as may be permitted by the Securities Exchange Commission pursuant to Rule 415 promulgated under the Securities Act..  Also, the company has agreed to respond to all SEC comment letters as promptly as reasonably possible and to use its best efforts to have the registration statement declared effective within 120 days of the signing date.  The initial Stanford registration statement shall include 7,000,000 shares of common stock or such lesser amount as required by Rule 415.  If registrable shares remain outstanding after all shares under the initial registration statement have been sold, the company may be required to file additional registration statements for those registrable shares.  These registration rights will cease once the registrable shares are eligible for sale by the investor without restriction under Rule 144(K).  Upon certain events, the company has agreed to pay as partial liquidated damages an amount equal to 1.0% of the aggregate purchase price paid by the investor for any convertible debentures then held by such investor, but these payments may not exceed 12% of the aggregate purchase price paid by such investor.

The purchaser is an “accredited investor” and agreed that the securities issued in the private placement transaction bear a restrictive legend against resale without registration under the Securities Act.  The convertible debentures and warrants were sold pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D thereunder.

The gross proceeds of the sale will be $5,000,000 before payment of 3.0% of the purchase price in commissions to the placement agent.  The company will issue to the placement agent warrants to purchase 7% of the purchase price or 388,888 shares of the company’s common stock with similar terms to the warrants that will be issued to the investor.  The company has agreed to reimburse Stanford Venture Capital Holdings, Inc. a non-refundable structuring/ due diligence fee of $30,000.  The Company has also agreed to pay Stanford Venture Capital Holdings, Inc. a 7% commitment fee.

On September 4, 2007, the company issued a press release announcing the private placement transaction.

The foregoing description is subject to the terms of the final definitive agreements, which will be filed as exhibits to a Form 8-K or the Company’s next periodic report.

Item 9.01.         Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated September 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: September 4, 2007	By:	/s/ Bruce Galton
	Name:	Bruce Galton
	Title:	President and Chief Executive Officer